Exhibit 3.11

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

AGRIFOS FERTILIZER L.L.C.

1.	Name of Limited Liability Company is Agrifos Fertilizer L.L.C.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is Rentech Nitrogen Pasadena, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 2nd day of November 2012.

AGRIFOS FERTILIZER L.L.C.

By:	/s/ Colin M. Morris
Colin M. Morris, Vice President and Secretary